EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                                          FINAL

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

               American Software Reports Preliminary First Quarter
                           of Fiscal Year 2009 Results

            Company Reports 30th Consecutive Quarter of Profitability

ATLANTA (September 4, 2008) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the first quarter of fiscal year 2009, achieving 30 consecutive quarters of profitability.

Key first quarter financial highlights include:

     o Total revenues for the quarter ended July 31, 2008 were $19.2 million, a decrease of 12% over the first quarter of fiscal 2008;

     o Software license fees for the quarter ended July 31, 2008 were $2.7 million, a decrease of 46% over the first quarter of fiscal 2008;

     o Services and other revenues for the first quarter ended July 31, 2008 were $9.3 million, a decrease of 5% over the first quarter of fiscal 2008;

     o Maintenance revenues for the quarter ended July 31, 2008 were $7.1 million, an increase of 5% over the first quarter of fiscal 2008; and

     o    Operating   earnings  for  the  quarter   ended  July  31,  2008  were
          approximately $1.3 million, a decrease of 50% compared to operating earnings for the first quarter of fiscal 2008.

     GAAP (Generally Accepted Accounting Principles) net earnings were approximately $610,000 or $0.02 per fully diluted share for the first quarter of fiscal 2009 compared to $2.0 million or $0.07 per fully diluted share for the same period last year. Adjusted net earnings, which excludes stock option compensation expense and an acquisition-related amortization of intangibles, for the quarter ended July 31, 2008 were $795,000 or $0.03 per fully diluted share compared to $2.2 million or $0.08 per fully diluted share for the same period last year.

     The Company is including adjusted net earnings and adjusted net earnings per diluted share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

American Software First Quarter of Fiscal Year 2009 Results              Page 2

     The overall financial condition of the Company remains strong, with cash and investments of approximately $73.7 million and no debt as of July 31, 2008. This is approximately a $1.9 million decrease when compared to July 31, 2007. During the quarter, the Company repurchased 86,239 shares of its common stock for approximately $504,000 under its authorized stock repurchase program and paid approximately $2.3 million in dividends. Also during the quarter, the Company's majority-owned subsidiary, Logility, Inc., repurchased 39,620 shares of its own common stock for approximately $297,000 under its authorized stock repurchase program.

     "We are pleased to achieve our 30th consecutive quarter of profitability despite the general market conditions and global economic uncertainty that are impacting capital expenditures," stated James C. Edenfield, President and CEO of American Software. "We will continue to use our financial strength to reinvest in the Company as well as provide a tangible benefit to our shareholders with a quarterly dividend."

     "As more companies seek to decrease costs and leverage global suppliers and manufacturing partners, the task of managing the supply chain grows exponentially with each partner," continued Edenfield. "In order to keep pace and achieve needed visibility, companies are seeking the comprehensive supply chain solutions in our product portfolio which provide the ability to reduce costs, optimize production and collaborate in real-time."

Additional highlights for the first quarter of fiscal year 2009 include:

Customers and Channels:

o Notable new and existing customers placing orders with the Company in the first quarter include: the 3M Company, Coty, Galderma Laboratories, Ivory International, Jerry Leigh Entertainment, Meyer Corporation, RG Barry, RG Brands, Roomstore Furniture, Siemens Healthcare Diagnostics, Vaughan Foods and Westcon Group North America.

o During the quarter, software license agreements were signed with customers located in seven countries including: Australia, Canada, Japan, Kazakhstan, the Netherlands, the United Kingdom and the United States.

o Logility held the Connections 2008: Saddle up for Supply Chain Success conference in San Antonio, TX. The conference presented the latest trends, technologies and competitive strategies for supply chain professionals and provided interactive educational opportunities and networking for Logility customers with industry leaders and analysts.

o Logility announced that its customer Intertape Polymer Group received the prestigious 2008 Sailing to New Heights with Logility Award for supply chain excellence. Intertape Polymer Group implemented Logility Voyager Solutions(TM) to increase visibility into customer demand and help build a more efficient supply chain. As a result, Intertape Polymer has reduced total inventory by $40 million year-over-year, improved fill rates from less than 70% to 95%, increased forecast accuracy from 56% to 86%, built stronger internal collaboration and achieved higher customer service levels.

o Logility announced the 2008 Logility Leadership Award recipients: A.O. Smith Water Products, Basic American Foods, Malt-O-Meal and Shaw Industries. The annual award program recognizes a select group of companies who have been innovative in their efforts to develop and implement collaborative supply chain processes that significantly improve operational performance through the deployment of Logility Voyager Solutions. This year's winners demonstrated success in building collaboration and visibility within their supply chains which has resulted in tangible business benefits including inventory reduction, improved forecast accuracy and higher customer service levels.

American Software First Quarter of Fiscal Year 2009 Results              Page 3

o Managing Automation magazine honored Logility customer Intertape Polymer Group with their High Achiever Award, the highest recognition given for the Supply Network Mastery category at the 2008 Progressive Manufacturing Awards. Intertape Polymer Group was one of 50 manufacturers recognized as a Progressive Manufacturer by Managing Automation and one of eight to receive a top award in a category of distinction. Intertape Polymer Group was awarded the High Achiever Award for successfully restructuring their supply chain processes to alleviate challenges that arose as a result of rapid growth through acquisitions. Intertape Polymer Group's new supply chain structure, supported by Logility Voyager Solutions, has resulted in increased fill rates, higher forecast accuracy and reduced inventory.

Technology and Company:

o Demand Management, Inc., a wholly-owned subsidiary of Logility, announced it has fulfilled the requirements for the Microsoft Certified Partner designation with the ISV Competency. The Company's popular Demand Solutions(R) forecasting and inventory planning products have successfully passed the Software Solution Test for Microsoft Dynamics NAV 5.0 and have met the ISV competency requirements.

o    Fortune  Small  Business  included  Logility  in its annual  listing of the
     Fastest-Growing Small Public Companies in America for the second consecutive year. The FSB 100 ranked Logility in the Top 25 of the list of 100 companies for 2008. Companies are ranked based on growth in earnings per share, revenues and stock performance over the past three years. According to Fortune Small Business, more than half of the companies that were listed in 2007 did not make the 2008 list. Logility was ranked for the first time in 2007 at 70 and this year increased its ranking to 24.

o Logility was named to Aberdeen Group's listing of the Top 100 Most Influential Technology Vendors recently showcased in the Aberdeen Annual State of the Market Report. The Top 100 recognizes the technology vendors that have excelled at providing value to the business community. Logility was selected for inclusion in the list of software, hardware and service providers that featured several well-known global brands such as Microsoft, IBM, Dell and Logility customer Verizon Wireless. Aberdeen Group's selection of the Top 100 was based on five years of Aberdeen's market research which included data gathered from over 4,600 enterprises, and additional insights from 35,000 senior-level interviews as well as Aberdeen's 2.5 million readers.

o Logility was named a 2008 Great Supply Chain Partner by Global Logistics & Supply Chain Strategies (GL&SCS) magazine. It is the fifth year since the award's inception in 2003 that Logility has received the prestigious recognition for its success helping companies solve supply chain challenges. This year nearly 1,500 companies were nominated and included various types of supply chain vendors across the globe. Only 100 vendors were named a 2008 Great Supply Chain Partner.

o New Generation Computing (NGC(R)), a wholly-owned subsidiary of the Company, announced that Inbound Logistics magazine selected NGC as one of the Top 100 Logistics IT Companies for 2008. This prestigious recognition is designed to provide supply chain and logistics executives with a complete guide to the industry's best-in-class technology and service providers.

o New Generation Computing (NGC), the Company's wholly-owned subsidiary, announced the integration of NGC's RedHorse(R) apparel ERP software with the Demand Solutions(R) planning suite. RedHorse is a comprehensive, apparel-specific ERP system that allows companies to easily view real-time business data and monitor Key Performance Indicators (KPIs) such as sales, profits, inventory, accounts receivable, accounts payable, and other critical business functions. The Demand Solutions planning suite encompasses the full spectrum of supply chain management, including sales and operations planning, forecasting, collaboration, inventory management, manufacturing planning and retail planning.

American Software First Quarter of Fiscal Year 2009 Results              Page 4

About American Software, Inc.

     Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc.
(NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206.
INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2008 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand
Solutions is a registered trademark of Demand Management, and NGC is a registered trademark and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                       ###

American Software First Quarter of Fiscal Year 2009 Results               Page 5

                             AMERICAN SOFTWARE, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                             First Quarter Ended
                                                                      -------------------------------
                                                                                   July 31,
                                                                                               Pct
                                                                         2008        2007      Chg.
                                                                      ----------  ---------  --------
Revenues:
  License                                                             $    2,742  $   5,120       (46%)
  Services & other                                                         9,331      9,787        (5%)
  Maintenance                                                              7,125      6,815         5%
                                                                      ----------  ---------  --------
    Total Revenues                                                        19,198     21,722       (12%)
                                                                      ----------  ---------  --------

Cost of Revenues:
  License                                                                  1,288      1,685       (24%)
  Services & other                                                         6,008      6,823       (12%)
  Maintenance                                                              1,814      1,761         3%
                                                                      ----------  ---------  --------
    Total Cost of Revenues                                                 9,110     10,269       (11%)
                                                                      ----------  ---------  --------
Gross Margin                                                              10,088     11,453       (12%)
                                                                      ----------  ---------  --------

Operating expenses:
  Research and development                                                 2,336      2,435        (4%)
  Less: capitalized development                                             (507)      (525)       (3%)
  Sales and marketing                                                      3,796      3,392        12%
  General and administrative                                               3,094      3,517       (12%)
  Acquisition related amortization of intangibles                             88         88         0%

                                                                      ----------  ---------  --------
    Total Operating Expenses                                               8,807      8,907        (1%)
                                                                      ----------  ---------  --------
Operating Earnings                                                         1,281      2,546       (50%)
                                                                      ----------  ---------  --------
  Interest Income (expense) & Other, Net                                    (136)       916        nm
                                                                      ----------  ---------  --------
Earnings Before Income Taxes and Minority Interest                         1,145      3,462       (67%)
  Income Tax Expense                                                         448      1,271       (65%)
  Minority Interest Expense                                                   87        236       (63%)
                                                                      ----------  ---------  --------

Net Earnings                                                          $      610  $   1,955       (69%)
                                                                      ==========  =========  ========

Earnings per common share: (1)
  Basic                                                               $     0.02  $    0.08       (75%)
                                                                      ==========  =========  ========
  Diluted                                                             $     0.02  $    0.07       (71%)
                                                                      ==========  =========  ========

Weighted average number of common shares outstanding:
    Basic                                                                 25,393     25,126
    Diluted                                                               25,984     26,819

Reconciliation of Adjusted Net Earnings:
Net Earnings                                                          $      610  $   1,955
Acquisition related amortization of intangibles (2)                           54         87
Stock-based compensation (2)                                                 131        179
                                                                      ----------  ---------  --------
Adjusted Net Earnings                                                 $      795  $   2,221       (64%)
                                                                      ==========  =========  ========

Adjusted Net Earnings per Diluted Share                               $     0.03  $    0.08       (63%)
                                                                      ==========  =========  ========

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.02 and $0.08 for the three months ended July 31, 2008 and 2007.

(2) - Tax affected
nm- not meaningful

American Software First Quarter of Fiscal Year 2009 Results              Page 6

                             AMERICAN SOFTWARE, INC.
                     Consolidated Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                                               July 31,         April 30,
                                                                2008              2008
                                                            --------------   ------------
Cash and Short-term investments                             $       73,704   $     76,141
Accounts Receivable:
  Billed                                                            11,104         12,563
  Unbilled                                                           2,840          3,311
                                                            --------------   ------------
Total Accounts Receivable,net                                       13,944         15,874
Prepaids & Other                                                     2,866          2,946
                                                            --------------   ------------
  Current Assets                                                    90,514         94,961

PP&E, net                                                            7,277          6,903
Capitalized Software, net                                            4,563          4,657
Goodwill                                                            11,669         11,912
Other Intangibles, net                                               1,262          1,586
Non-current Assets                                                     191            198
                                                            --------------   ------------
  Total Assets                                              $      115,476   $    120,217
                                                            ==============   ============

Accounts Payable                                            $          709   $      1,578
Accrued Compensation and Related costs                               1,705          2,260
Other Current Liabilities                                            3,606          3,694
Dividend Payable                                                     2,283          2,286
Deferred Tax Liability                                                 610            640
Deferred Revenues                                                   15,315         16,441
                                                            --------------   ------------
      Current Liabilities                                           24,228         26,899

Deferred Tax Liability                                               1,076          1,202
Minority Interest                                                    5,781          5,621
Shareholders' Equity                                                84,391         86,495
                                                            --------------   ------------
  Total Liabilities & Shareholders' Equity                  $      115,476   $    120,217
                                                            ==============   ============